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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          SNYDER COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                            52-1983617
-------------------------                              ------------------------
 (State of Incorporation                                   (I.R.S. Employer
    or Organization)                                      Identification No.)



Two Democracy Center, 6903 Rockledge Drive, 15th Floor,
Bethesda, Maryland
(301) 468-1010                                                         20817
-------------------------------------------------------------        ----------
(Address and Telephone Number of Principal Executive Offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
----------------------------------            ----------------------------------
Snyder Communications, Inc. -                 New York Stock Exchange
SNC Common Stock, $.001 par value


       Securities to be registered pursuant to Section 12(g) of the Act:
    Snyder Communications, Inc. - circle.com Common Stock. $.001 par value
--------------------------------------------------------------------------------
                               (Title of Class)

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ITEM 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          Reference is made to the information contained under the caption "Proposal 1--The Recapitalization Proposal--Description of SNC Stock and circle.com Stock" on pages 43 through 52 of the preliminary Proxy Statement and Prospectus, dated September 23, 1999, contained in the Registration Statement on Form S-4 (No. 333-81749) filed by Snyder Communications. Inc., (the "Company") under the Securities Act of 1933 for a description of the Snyder Communications, Inc. -- SNC Common Stock and the Snyder Communications, Inc. -- circle.com Common Stock being registered hereby. Such information is incorporated by reference.

ITEM 2.  Exhibits.
         --------

          1. Form of stock certificate for Snyder Communications, Inc. -- SNC Common Stock.

          2. Form of stock certificate for Snyder Communications, Inc. -- circle.com Common Stock.

          3. Form of the Company's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Annex A to the Company's Registration Statement on Form S-4, No. 333-81749).

          4. Pages 43 through 52 of the Company's preliminary Proxy Statement and Prospectus, dated September 23, 1999 (incorporated herein by reference to the Company's Registration Statement on Form S-4, No. 333-81749).
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               SNYDER COMMUNICATIONS, INC.
                                                        (Registrant)

Date:  September 23, 1999
                                               By:  /s/ A. Clayton Perfall
                                                    ------------------------
                                                    A. Clayton Perfall
                                                    Chief Financial Officer

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                                 EXHIBIT INDEX

 Exhibit No.                     Exhibit Description                       Exemption Indication
-------------  --------------------------------------------------------  ------------------------
      1        Form of stock certificate for Snyder Communications,
               Inc. -- SNC Common Stock.
      2        Form of stock certificate for Snyder Communications,
               Inc. -- circle.com Common Stock.
      3        Form of Amended and Restated Certificate of
               Incorporation of Snyder Communications, Inc. (the
               "Company") (incorporated herein by reference to Annex A
               to the Company's Registration Statement on Form S-4,
               No. 333-81749).
      4        Pages 43 through 52 of the Company's preliminary Proxy
               Statement and Prospectus, dated September 23, 1999
               (incorporated herein by reference to the Company's
               Registration Statement on Form S-4, No. 333-81749).

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